EXHIBIT 32.1

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Netfran Development Corp. a Florida corporation (the "Company") on Form 10-KSB for the period ending December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Arne Dunhem, Chief Executive Officer of the Company, and Voula Kanellias, Chief Financial Officer of the Company, certify to the best of their knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Netfran Development Corp., and will be retained by Netfran Development Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: April 15, 2005	By:	/s/ Arne Dunhem

Arne Dunhem, President and Chief Executive Officer

Dated: April 15, 2005	By:	/s/ Voula Kanellias

Voula Kanellias, Chief Financial Officer